EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 19, 2006, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-112773) and related Prospectus of Liberman Broadcasting, Inc. dated July 26, 2006.

/s/    ERNST & YOUNG LLP

Los Angeles, California

July 26, 2006